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CONSENT OF INDEPENDENT ACCOUNTANTS                                  EXHIBIT 23.1

We consent to the inclusion of our report dated February 5, 1998, on the financial statements of Sulzer Electrophysiology as of and for the three years ended December 31, 1997 in the Guidant Corporation Form 8-K dated February 4, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, TX
February 4, 1999